SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2004

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Enterprise Center, Middletown, Rhode Island 02842
(Address of principal executive offices) (Zip Code)

(401) 847-3327
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5: OTHER EVENTS
SIGNATURES

ITEM 5: OTHER EVENTS

     KVH Industries., Inc. amends Item 1, “Description of Registrant’s Securities to be Registered,” in its registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, on March 26, 1996, as follows:

DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Common Stock

     Voting. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding shares of our preferred stock, persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election in a particular year.

     Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

     Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

     Other Rights and Restrictions. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. All outstanding shares are fully paid and nonassessable.

     Listing. Our common stock is listed on The Nasdaq National Market.

Preferred Stock

     Our charter authorizes our board of directors, subject to any limitations prescribed by Delaware law, to:

•	issue preferred stock in one or more series;

•	establish from time to time the number of shares in each series; and

•	fix the preferences, voting powers, qualifications, and special or relative rights or privileges of the preferred stock.

     Our board of directors may issue preferred stock with voting, conversion, and other rights and preferences that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Delaware Law and Certain Charter and By-Law Provisions

     Provisions of Delaware law, our charter and our by-laws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

     Authorized but Unissued Stock. We have shares of common stock and preferred stock available for future issuance, in some cases, without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans.

     The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

     Business Combinations. As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date the person becomes an interested stockholder, unless the business combination or the transaction in which the person becomes an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An interested stockholder includes a person who, together with affiliates and associates, owns, or did own within three years before the person was determined to be an interested stockholder, 15% or more of a corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price of our common stock.

     Staggered Board; Removal of Directors. Our charter and by-laws provide:

•	for the division of the board of directors into three classes as nearly equal in size as possible with staggered three-year terms;

•	that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of our shares of capital stock entitled to vote; and

•	any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may be filled only by the vote of a majority of the directors then in office.

The limitations on the removal of directors and the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. Our charter and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal any of these provisions.

     Stockholder Action; Special Meeting of Stockholders. Our charter and by-laws provide that:

•	any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting;

•	stockholder action may not be taken by written action in lieu of a meeting; and

•	special meetings of the stockholders may only be called by our president or by our board of directors.

The foregoing provisions could have the effect of delaying until the next stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because that person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders’ meeting, and not by written consent. Our charter and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal the provisions relating to the calling of a special meeting of stockholders.

     Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide that nominations for election to the board of directors may be made either by the board or by a stockholder who complies with specified advance notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at a stockholders’ meeting. These provisions prevent stockholders from making nominations for directors and proposals from the floor at any stockholders’ meeting and require any stockholder making a nomination or proposal to give us advance notice of the names of the nominees or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, before the meeting at which directors are to be elected or action is to be taken. Our secretary must generally receive the notice at least 60 days before the date of the meeting. The notice must contain, among other things, a description of the business the stockholder desires to bring before the meeting, its reasons for doing so, the name and address of the stockholder, any material interest the stockholder may have in the business and the stockholder’s beneficial ownership of our securities.

     These provisions may have the effect of delaying stockholder action. Our charter and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal these provisions.

     Limitation of Liability. Our charter limits the liability of our directors to the maximum extent permitted by Delaware law. Under our charter, no director will be personally liable for monetary damages for breach of his or her fiduciary duties as a director except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives an improper personal benefit.

     Indemnification. Our charter contains provisions to indemnify our directors and officers to the maximum extent permitted by Delaware law. We believe that indemnification under our charter covers at least negligence on the part of an indemnified person. Our charter permits us to advance expenses incurred by an indemnified person in connection with the defense of any action or proceeding arising out of the person’s status or service as our director, officer, employee or other agent upon an undertaking by the person to repay those advances if it is ultimately determined that the person is not entitled to indemnification. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and officers.

Transfer Agent

     The transfer agent and registrar for our common stock is EquiServe L.P.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KVH INDUSTRIES, INC.

By:	/s/ Patrick J. Spratt Patrick J. Spratt Chief Accounting and Financial Officer

Date: January 29, 2004